                                                                    EXHIBIT 10.1

                             EMPLOYMENT AGREEMENT



                         WATCHGUARD TECHNOLOGIES, INC.


                                DANNY M. BEADLE



                         Dated as of October 19, 1999

                             EMPLOYMENT AGREEMENT


     This Employment Agreement (this "Agreement"), dated as of October 19, 1999, between WatchGuard Technologies, Inc., a Delaware corporation ("Employer"), and Danny M. Beadle ("Employee");

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, Employer is acquiring the assets of BeadleNet, LLC pursuant to an Asset Purchase Agreement dated as of October 19, 1999 by and among BeadleNet, LLC, Productivity Enhancement Products, Inc. ("PEP"), Employee and Employer (the "Asset Purchase Agreement"); and

     WHEREAS, Employer desires to retain the services of Employee upon the terms and conditions set forth herein; and

     WHEREAS, Employee is willing to provide services to Employer upon the terms and conditions set forth herein;

                             A G R E E M E N T S:
                             - - - - - - - - - -

     NOW, THEREFORE, for and in consideration of the foregoing premises and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, Employer and Employee hereby agree as follows:

1.   EMPLOYMENT

     Employer will employ Employee and Employee will accept employment by Employer as its Vice President, General Manager of Employer's broadband Internet security division. Employee will report directly to the chief executive officer of Employer. Employee's duties shall include, but not be limited to, the research, development and release to market of the Company's broadband Internet security products and the management and supervision of the Company's broadband Internet security division.

2.   ATTENTION AND EFFORT

     (a) Employee will devote all of his entire business time, ability, attention and effort to Employer's business and will skillfully serve its interests during the term of this Agreement; provided, however, that Employee
                                             --------  -------
may devote reasonable periods of time to (a) engaging in personal investment activities, (b) serving on the Board of Directors of other corporations, if such service would not otherwise be prohibited by paragraph 8 hereof, and (c) engaging in charitable or community service activities, so long as none of the foregoing additional activities materially interfere with Employee's duties under this Agreement.

     (b) Subject to Section 8.2, Employee shall sell, transfer or otherwise dispose of his equity ownership in PEP to persons other than his Affiliates (as defined in the Asset Purchase Agreement), or members of his family no later than October 19, 2001.

3.   TERM

     Unless otherwise terminated pursuant to paragraph 6 hereof Employee's term of employment under this Agreement shall expire on October 19, 2001.

4.   COMPENSATION

     During the term of this Agreement, Employer agrees to pay or cause to be paid to Employee, and Employee agrees to accept in exchange for the services rendered hereunder by him, the following compensation:

     4.1  Base Salary

     Employee's compensation shall consist of an annual base salary of One Hundred Seventy-Five Thousand Dollars ($175,000) before all customary payroll deductions. Such annual base salary shall be paid in substantially equal installments and at the same intervals as other officers of Employer are paid. The Board of Directors of Employer shall determine any increases in the amount of the annual base salary in future years; provided that Employee shall receive increases similar to those of Employer's other executives performing similar functions at a similar level of performance.

     4.2   Discretionary Bonus

     Employee may be entitled to receive, in addition to the annual base salary described above, a discretionary annual bonus of Fifty Thousand Dollars ($50,000), to be awarded by the Chief Executive Officer of Employer, in his sole discretion.

     4.3   Signing Bonus

     Employee shall receive a signing bonus of Fifty Thousand Dollars ($50,000) upon the commencement of the term of employment.

     4.4 Issuance of Stock

     Employee shall also receive a number of shares of unregistered common stock of Employer determined by dividing Seven Hundred Fifty Thousand Dollars ($750,000) by the Fair Market Value of Employer's common stock on the date of Closing (the "Reserved Shares"). The terms "Fair Market Value" and "Closing" shall have the meanings assigned to them in the Asset Purchase Agreement. Notwithstanding the foregoing, pursuant to the Stock Vesting Agreement attached hereto as Exhibit A, to be executed by the Employee and Employer concurrent herewith, the Reserved Shares shall be held by Employer and shall be subject to forfeiture to Employer in the event Employee's employment with Employer is terminated prior to October 19, 2001, in accordance with the terms of the Stock Vesting Agreement.

     4.5 Withholding

     The Company may withhold from any amounts payable under this Agreement (including the Reserved Shares) such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

5.   BENEFITS; LOCATION; TRAVEL

     (a) During the term of this Agreement, Employee will be entitled to participate, subject to and in accordance with applicable eligibility requirements, in fringe benefit programs may detail such programs here as shall be provided from time to time by, to the extent required, action of the Board of Directors of Employer.

     (b) Employer shall not require the Employee to move his principal office from South Orange County, California.

     (c) Employer shall not require Employee to travel more frequently than is reasonable for his position, duties and responsibilities.

6.   TERMINATION

     Employment of Employee pursuant to this Agreement may be terminated as follows, but in any case, the provisions of paragraph 8 hereof shall survive the termination of this Agreement and the termination of Employee's employment hereunder:

     6.1   By Employer

     With or without Cause (as defined below), Employer may terminate the employment of Employee at any time during the term of employment upon giving Notice of Termination (as defined below).

     6.2   By Employee

     Employee may terminate his employment at any time, for any reason, upon giving Notice of Termination.

     6.3   Automatic Termination

     This Agreement and Employee's employment hereunder shall terminate automatically upon the death or total disability of Employee. The term "total
                                                                         -----
disability" as used herein shall mean Employee's inability to perform the duties
----------
set forth in paragraph 1 hereof for a period or periods aggregating 120 calendar days in any 12-month period as a result of physical or mental illness, loss of legal capacity or any other cause beyond Employee's control, unless Employee is granted a leave of absence by the Board of Directors of Employer. Employee and Employer hereby acknowledge that Employee's ability to perform the duties specified in paragraph 1 hereof is of the essence of this Agreement. Termination hereunder shall be deemed to be effective (a) at the end of the calendar month in which Employee's death occurs or (b) immediately upon a determination by the Board of Directors of Employer of Employee's total disability, as defined herein.

     6.4   Notice

     The term "Notice of Termination" shall mean at least 10 days' written
               ---------------------
notice of termination of Employee's employment, during which period Employee's employment and performance of services will continue; provided, however, that
                                                      --------  -------
Employer may, upon notice to Employee and without reducing Employee's compensation during such period, excuse Employee from any or all of his duties during such period. The effective date of the termination of Employee's employment hereunder shall be the date on which such 10-day period expires.

7.   TERMINATION PAYMENTS

     In the event of termination of the employment of Employee, all compensation and benefits set forth in this Agreement shall terminate except as specifically provided in this paragraph 7:

     7.1   Termination by Employer

     If Employer terminates Employee's employment without Cause prior to the end of the term of this Agreement, Employee shall be entitled to receive (a) termination payments equal to the lesser of (i) twelve (12) months' annual base salary and (ii) the annual base salary Employee would have received if his employment hereunder had continued until six (6) months after the end of the term of this Agreement, (b) any unpaid annual base salary which has accrued for services already performed as of the date termination of Employee's employment becomes effective and (c) the medical benefits pursuant to Section 5(a), for a term equal to the shorter of (i) twelve (12) months and (ii) six (6) months after the end of the term of this Agreement. If Employee is terminated by Employer for Cause, Employee shall not be entitled to receive any of the foregoing benefits, other than those set forth in clause (b) above.

     7.2   Termination by Employee

     In the case of the termination of Employee's employment by Employee, Employee shall not be entitled to any payments hereunder, other than those set forth in clause (b) of subparagraph 7.1 hereof.

     7.3   Expiration of Term

     In the case of a termination of Employee's employment on or after the expiration of the term of this Agreement, Employee shall not be entitled to receive any payments hereunder, other than those set forth in clause (b) of subparagraph 7.1 hereof.

     7.4   Termination Because of Death or Total Disability

     In the event of a termination of Employee's employment because of his death or total disability, Employee or his personal representative shall receive termination payments equal to seventy-five percent (75%) of the annual base salary Employee would have received if his employment had continued during the remaining term of this Agreement.

     7.5   Payment Schedule

     All payments under this paragraph 7 shall be made to Employee at the same interval as payments of salary were made to Employee immediately prior to termination.

     7.6   Cause

     Wherever reference is made in this Agreement to termination being with or without Cause, "Cause" is limited to the occurrence of one or more of the
                -----
following events:

           (a) Repetitive, material and unjustified failure or refusal to carry out the lawful duties of Employee described in Section 1 hereof or any directions of the Board of Directors of Employer, which directions are reasonably consistent with the duties herein set forth to be performed by Employee;

           (b) Violation by Employee of a state or federal criminal law involving the knowing and intentional commission of a crime against Employer or a felony;

           (c) Current use by Employee of illegal substances; deception, fraud, misrepresentation or dishonesty by Employee; any incident materially compromising Employee's reputation or ability to represent Employer with the public; any act or omission by Employee which substantially impairs Employer's business, goodwill or reputation; or

           (d)  Any other material violation of any provision of this Agreement.

8.   NONCOMPETITION AND NONSOLICITATION

     8.1   Applicability

     This paragraph 8 shall survive the termination of Employee's employment with Employer or the expiration of the term of this Agreement.

     8.2   Scope of Competition

     Employee agrees that he will not, directly or indirectly, during his employment and for a period of three (3) years from the date on which his employment with Employer terminates for any reason, or this Agreement expires, be employed by, consult with or otherwise perform services for, own, manage, operate, join, control or participate in the ownership, management, operation or control of or be connected with, in any manner, any Competitor. A "Competitor"
                                                                    ----------
shall include any entity which, directly or indirectly, competes with Employer or produces, markets, distributes or otherwise derives benefit from the production, marketing or distribution of products or services which compete with products then produced or services then being provided or marketed by Employer or the feasibility for production of which Employer is then actually studying, or which is preparing to market or is developing products or services that will be in competition with the products or services then produced or being studied or developed by Employer, in each case within the Restricted Area (as defined below), unless released from such obligation in writing by the Board of Directors of Employer.

     For purposes of this Agreement, "Restricted Area" shall mean worldwide. Employee shall be deemed to be related to or connected with a Competitor if such Competitor is

     (a)  a partnership in which he is a general or limited partner or employee;

     (b) a corporation or association of which he is a shareholder, officer, employee or director; or

     (c) a partnership, corporation or association of which he is a member, consultant or agent; provided, however, that nothing herein shall prevent (i)
                     --------  -------
the purchase or ownership by Employee of shares which constitute less than five percent of the outstanding equity securities of a publicly or privately held corporation (including PEP), if Employee had no other relationship with such corporation, and (ii) the ownership by Employee of shares which constitute less than 20% of the outstanding equity securities of a PEP Successor Corporation (as defined below). Notwithstanding the foregoing, subject to Section 2(b), Employee shall be permitted to maintain his present equity ownership in PEP.

     For purposes of this Section 8.2, "PEP Successor Corporation" shall mean one person or an entity or one affiliated group that acquires or owns 95% of the outstanding voting shares of common stock of PEP, or of an entity that may succeed to all or substantially all of the assets of PEP, through merger, reorganization, sale of all or substantially all assets or similar transaction.

     8.3  Scope of Nonsolicitation

     Employee shall not directly or indirectly solicit, influence or entice, or attempt to solicit, influence or entice, any employee or consultant of Employer to cease his relationship with Employer or solicit, influence, entice or in any way divert any customer, distributor, partner, joint venturer or supplier of Employer to do business or in any way become associated with any Competitor. This subparagraph 8.3 shall apply during the time period described in subparagraph 8.2 hereof and within the Restricted Area.

     8.4  Assignment of Intellectual Property

     All concepts, designs, machines, devices, uses, processes, technology, trade secrets, works of authorship, customer lists, plans, embodiments, inventions, improvements or related work product (collectively "Intellectual Property")
                                                    ---------------------
which Employee develops, conceives or first reduces to practice during the term of his employment hereunder or within one year after the termination of his employment hereunder or the expiration of this Agreement, whether working alone or with others, shall be the sole and exclusive property of Employer, together with any and all Intellectual Property rights, including, without limitation, patent or copyright rights related thereto, and Employee hereby assigns to Employer all of such Intellectual Property. "Intellectual Property" shall
                                             ---------------------
include only such concepts, designs, machines, devices, uses, processes, technology, trade secrets, customer lists, plans, embodiments, inventions, improvements and work product which (a) relate to Employee's performance of services under this Agreement, to Employer's field of business or to Employer's actual or demonstrably anticipated research or development, whether or not developed, conceived or first reduced to practice during normal business hours or with the use of any equipment, supplies, facilities or trade secret information or other resource of Employer or (b) are developed in whole or in part on Employer's time or developed using Employer's equipment, supplies, facilities or trade secret information, or other resources of Employer, whether or not the work product relates to Employer's field of business or Employer's actual or demonstrably anticipated research.

     8.5   Disclosure and Protection of Inventions

     Employee shall disclose in writing all concepts, designs, processes, technology, plans, embodiments, inventions or improvements constituting Intellectual Property to Employer promptly after the development thereof. At Employer's request and at Employer's expense, Employee will assist Employer or its designee in efforts to protect all rights relating to such Intellectual Property. Such assistance may include, without limitation, the following: (a) making application in the United States and in foreign countries for a patent or copyright on any work products specified by Employer; (b) executing documents of assignment to Employer or its designee of all of Employee's right, title and interest in and to any work product and related intellectual property rights; and (c) taking such additional action (including, without limitation, the execution and delivery of documents) to perfect, evidence or vest in Employer or its designee all right, title and interest in and to any Intellectual Property and any rights related thereto.

     8.6   Nondisclosure; Return of Materials

     During the term of his employment by Employer and following termination of such employment, he will not disclose (except as required by his duties to Employer), any concept, design, process, technology, trade secret, customer list, plan, embodiment, or invention, any other Intellectual Property or any other confidential information, whether patentable or not, of Employer of which Employee becomes informed or aware during his employment, whether or not developed by Employee. In the event of the termination of his employment with Employer or the expiration of this Agreement, Employee will return all documents, data and other materials of whatever nature, including, without limitation, drawings, specifications, research, reports, embodiments, software and manuals to Employer which pertain to his employment with Employer or to any Intellectual Property and shall not retain or cause or allow any third party to retain photocopies or other reproductions of the foregoing.

     8.7   Equitable Relief

     Employee acknowledges that the provisions of this paragraph 8 are essential to Employer, that Employer would not enter into this Agreement if it did not include this paragraph 8 and that damages sustained by Employer as a result of a breach of this paragraph 8 cannot be adequately remedied by damages, and Employee agrees that Employer, notwithstanding any other provision of this Agreement, including, without limitation, paragraph 15 hereof, and in addition to any other remedy it may have under this Agreement or at law, shall be entitled to injunctive and other equitable relief to prevent or curtail any breach of any provision of this Agreement, including, without limitation, this paragraph 8.

     8.8   Effect of Violation

     Employee and Employer acknowledge and agree that additional consideration has been given for Employee entering into this paragraph 8, such additional consideration including, without limitation, the termination payments pursuant to paragraph 7 hereof and a portion of the common stock issued pursuant to
Section 4.3 hereof. Violation by Employee of this paragraph 8 shall relieve Employer of any obligation it may have to make such termination payments, but shall not relieve Employee of his obligations, as required hereunder, not to compete.

     8.9   Definition of Employer

     For purposes of subparagraph 8.2 and subparagraph 8.3 hereof, "Employer"
                                                                    --------
shall include all subsidiaries of Employer, Employer's parent corporation and any business ventures in which Employer, its subsidiaries or its parent corporation may participate.

     8.10  Relation to Other Agreements

     In connection with Employee's employment, Employee shall also execute and deliver Employer's Proprietary Information, Inventions and Noncompetition

Agreement. The parties agree that Employee's obligations under such agreement shall be in addition to, and shall not qualify in any respect, the provisions of this Section 8.

9.   REPRESENTATIONS AND WARRANTIES

     In order to induce Employer to enter into this Agreement, Employee represents and warrants to Employer as follows:

     9.1   No Violation of Other Agreements

     Neither the execution nor the performance of this Agreement by Employee will violate or conflict in any way with any other agreement by which Employee may be bound, or with any other duties imposed upon Employee by corporate or other statutory or common law.

     9.2   Patents, Etc.

     Employee has prepared and attached hereto as Schedule 1 a list of all inventions, patent applications and patents made or conceived by Employee prior to the date hereof which are subject to prior agreement or which Employee desires to exclude from this Agreement, or, if no such list is attached, Employee hereby represents and warrants to Employer that there are no such inventions, patent applications or patents.

10.  NOTICE AND CURE OF BREACH; BOARD OF DIRECTORS

     Whenever a breach of this Agreement by either party is relied upon as justification for any action taken by the other party pursuant to any provision of this Agreement, other than pursuant to Sections 7.6(b) or 7.6(d) hereof, before such action is taken, the party asserting the breach of this Agreement shall give the other party at least 10 days' prior written notice of the existence and the nature of such breach before taking further action hereunder and shall give the party purportedly in breach of this Agreement the opportunity to correct such breach during the 10-day period. In the case of termination by Employer for Cause, the action shall be approved by Employer's board of directors and, in the case of events of Cause defined in Sections 7.6(b) or 7.6(d), Employee shall have an opportunity during the 10-day notice period provided in this Section 10 to appear before Employer's board of directors by telephone conference or in person to argue that no event of Cause has occurred.

11.  FORM OF NOTICE

     All notices given hereunder shall be given in writing, shall specifically refer to this Agreement and shall be personally delivered or sent by telecopy or other electronic facsimile transmission or by registered or certified mail, return receipt requested, at the address set forth below or at such other address as may hereafter be designated by notice given in compliance with the terms hereof:

     If to Employee:     Danny M. Beadle
                         27342 Capricho
                         Mission Viejo, CA  92692

     If to Employer:     WatchGuard Technologies, Inc.
                         Suite 200
                         316 Occidental Avenue South
                         316 Occidental Avenue South
                         Seattle, WA 98104

     Copy to:            Perkins Coie LLP
                         1201 Third Avenue, 48/th/ Floor
                         Seattle, Washington  98101-3099
                         Attn:  Stephen M. Graham

If notice is mailed, such notice shall be effective upon mailing, or, if notice is personally delivered or sent by telecopy or other electronic facsimile transmission, it shall be effective upon receipt.

12.  ASSIGNMENT

     This Agreement is personal to Employee and shall not be assignable by Employee. Employer may assign its rights hereunder to (a) any corporation resulting from any merger, consolidation or other reorganization to which Employer is a party or (b) any corporation, partnership, association or other person to which Employer may transfer all or substantially all of the assets and business of Employer existing at such time. All the terms and provisions of this Agreement shall be binding on and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

13.  WAIVERS

     No delay or failure by any party hereto in exercising, protecting or enforcing any of its rights, titles, interests or remedies hereunder, and no course of dealing or performance with respect thereto, shall constitute a waiver thereof. The express waiver by a party hereto of any right, title, interest or remedy in a particular instance or circumstance shall not constitute a waiver thereof in any other instance or circumstance. All rights and remedies shall be cumulative and not exclusive of any other rights or remedies.

14.  ARBITRATION

     Subject to the provisions of subparagraph 8.7 hereof, any controversies or claims arising out of or relating to this Agreement shall be fully and finally settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect (the "AAA Rules"), conducted
                                                          ---------
by one arbitrator either mutually agreed upon by Employer and Employee or chosen in accordance with the AAA Rules, except that the parties thereto shall have any right to discovery as would be permitted by the Federal Rules of Civil Procedure for a period of 90 days following the commencement of such arbitration and the arbitrator thereof shall resolve any dispute which arises in connection with such discovery. The prevailing party shall be entitled to costs, expenses and reasonable attorneys' fees, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

15.  AMENDMENTS IN WRITING

     No amendment, modification, waiver, termination or discharge of any provision of this Agreement, or consent to any departure therefrom by either party hereto, shall in any event be effective unless the same shall be in writing, specifically identifying this Agreement and the provision intended to be amended, modified, waived, terminated or discharged and signed by Employer and Employee, and each such amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by Employer and Employee.

16.  APPLICABLE LAW

     This Agreement shall in all respects, including all matters of construction, validity and performance, be governed by, and construed and enforced in accordance with, the laws of the state of Washington, without regard to any rules governing conflicts of laws.

17.  SEVERABILITY

     If any provision of this Agreement shall be held invalid, illegal or unenforceable in any jurisdiction, for any reason, including, without limitation, the duration of such provision, its geographical scope or the extent of the activities prohibited or required by it, then, to the full extent permitted by law (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intent of the parties hereto as nearly as may be possible, (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision hereof, and (c) any court or arbitrator having jurisdiction thereover shall have the power to reform such provision to the extent necessary for such provision to be enforceable under applicable law.

18.  HEADINGS

     All headings used herein are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, this Agreement.

19.  COUNTERPARTS

     This Agreement, and any amendment or modification entered into pursuant to paragraph 16 hereof, may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same instrument.

20.  ENTIRE AGREEMENT

     This Agreement on and as of the date hereof constitutes the entire agreement between Employer and Employee with respect to the subject matter hereof, and all prior or contemporaneous oral or written communications, understandings or agreements between Employer and Employee with respect to such subject matter are hereby superseded and nullified in their entireties.

     IN WITNESS WHEREOF, the parties have executed and entered into this Agreement on the date set forth above.


                                   EMPLOYEE:

                                   -------------------------------

                                   /s/ Danny M. Beadle
                                   -------------------------------


                                   EMPLOYER:


                                   By  /s/ Steven N. Moore
                                       ---------------------------
                                   Its CFO
                                       ---------------------------